EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and accompanying notes reflect the pro forma effects of:

(1)Acquisition. On May 7, 2021, Evolution Petroleum Corporation (the “Company” or “EPM”) completed the acquisition of non-operated oil and gas assets in the Barnett Shale (the “Barnett Properties”) from TG Barnett Resources, LP (“TGBR” or the “Seller”), a wholly owned subsidiary of Tokyo Gas Americas, Ltd. (“Tokyo Gas”) for $18.2 million, net of preliminary purchase price adjustments (the “Acquisition”). The final purchase price before adjustments of the Transaction was $19.6 million in cash, with an effective date of January 1, 2021 and a closing date of May 7, 2021.

(2)Financing. The Acquisition was funded primarily with cash on hand, plus a draw of $4 million on the Company’s existing bank facility.

The unaudited pro forma condensed combined statements of operations for the nine-month period ended March 31, 2021 and the year ended June 30, 2020 presented below have been prepared based on the Company’s historical consolidated statements of operations for such periods, and were prepared as if the Acquisition and related financing had occurred on July 1, 2019. The unaudited pro forma condensed combined balance sheet at March 31, 2021 presented below was prepared based on the Company’s historical consolidated balance sheet at March 31, 2021, and was prepared as if the Acquisition and related financing had occurred on March 31, 2021.

Final working capital and other post-closing adjustments have not been reflected in these unaudited pro forma condensed combined financial statements. Further, the initial accounting for the Acquisition is not complete and adjustments to estimated amounts, or recognition of additional assets acquired or liabilities assumed, may occur as more detailed reviews and valuations are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition date. Additionally, the unaudited pro forma condensed combined financial statements do not reflect costs of integration activities or benefits that may result from other efficiencies.

The pro forma data is based on assumptions and include adjustments as explained in the notes herein. The historical financial statements may be adjusted in the unaudited pro forma financial statements to give pro forma effect to provide for Transaction Accounting Adjustments reflecting only the application of required accounting for the transaction. The Company has not included any Management Adjustments as defined under Release No. 33-10786. The unaudited pro forma condensed combined financial information should be read together with the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and the historical Statement of Revenues and Direct Operating Expenses of the Barnett Properties and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.

	Evolution Petroleum Corporation Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2021
	EPM Historical	Transaction Accounting Adjustments (a)	EPM Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$17,039,538	$(11,972,013)	$5,067,525
Restricted cash	—	—	—
Receivables from oil and gas sales	3,505,593	—	3,505,593
Receivables of federal and state income taxes	3,107,638	—	3,107,638
Prepaid expenses and other current assets	488,697	—	488,697
Total current assets	24,141,466	(11,972,013)	12,169,453
Property and equipment, net of depreciation, depletion, amortization, and impairment
Oil and natural gas properties, net—full-cost method of accounting, of which none were excluded from amortization	38,306,301	21,103,344	59,409,645
Other property and equipment, net	12,209	—	12,209
Total property and equipment, net	38,318,510	21,103,344	59,421,854
Other assets, net	2,408,801	(2,325,000)	83,801
Total assets	$64,868,777	$6,806,331	$71,675,108
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,557,087	$—	$2,557,087
Accrued liabilities and other	766,814	—	766,814
Derivative contract liabilities	—	—	—
State and federal income taxes payable	750,550	—	750,550
Total current liabilities	4,074,451		4,074,451
Long term liabilities
Borrowings on Senior Secured Credit Facility	—	4,000,000	4,000,000
Deferred income taxes	4,354,135	—	4,354,135
Asset retirement obligations	2,669,382	2,806,331	5,475,713
Operating lease liability	36,070	—	36,070
Total liabilities	11,134,038	6,806,331	17,940,369
Commitments and contingencies
Stockholders’ equity
Common stock; par value $0.001; 100,000,000 shares authorized; 33,507,452 and 32,956,469 shares issued and outstanding, respectively	33,507	—	33,507
Additional paid-in capital	42,221,640	—	42,221,640
Retained earnings	11,479,592	—	11,479,592
Total stockholders’ equity	53,734,739	—	53,734,739
Total liabilities and stockholders’ equity	$64,868,777	$6,806,331	$71,675,108

See accompanying notes to unaudited pro forma condensed combined financial information.

	Evolution Petroleum Corporation Unaudited Pro Forma Condensed Combined Statement of Operations For Nine Months Ended March 31, 2021
	EPM Historical	TGBR Historical		Transaction Accounting Adjustments		EPM Pro Forma Combined
Revenues
Crude oil	$17,918,909	$358,046	(a)	$—		$18,276,955
Natural gas liquids	1,079,868	5,276,463	(a)	—		6,356,331
Natural gas	499	9,440,850	(a)	—		9,441,349
Total revenues	18,999,276	15,075,359		—		34,074,635
Operating costs
Lease operating costs	9,009,848	14,066,184	(a)	—		23,076,032
Depreciation, depletion, and amortization	3,840,023	—		4,623,073	(b)	8,463,096
Impairment of proved property	24,792,079	—		4,941,248	(e)	29,733,327
Impairment of Well Lift Inc. - related assets	146,051	—		—		146,051
Net loss on derivative contracts	614,645	—		—		614,645
General and administrative expenses	4,956,011	—		93,750	(f)	5,049,761
Total operating costs	43,358,657	14,066,184		9,658,071		67,082,912
Income (loss) from operations	(24,359,381)	1,009,175		(9,658,071)		(33,008,277)
Other
Interest and other income	34,866	—		—		34,866
Interest expense	(60,340)	—		(96,000)	(c)	(156,340)
Income (loss) before income taxes	(24,384,855)	1,009,175		(9,754,071)		(33,129,751)
Income tax provision (benefit)	(5,730,701)	—		(2,328,309)	(d)	(8,059,010)
Net income (loss) attributable to common stockholders	$(18,654,154)	$1,009,175		$(7,425,762)		$(25,070,741)
Earnings (loss) per common share
Basic	$(0.56)					$(0.76)
Diluted	$(0.56)					$(0.76)
Weighted average number of common shares outstanding
Basic	33,184,041					33,184,041
Diluted	33,184,041					33,184,041
See accompanying notes to unaudited pro forma condensed combined financial information.

	Evolution Petroleum Corporation Unaudited Pro Forma Condensed Combined Statement of Operations Year Ended June 30, 2020
	EPM Historical	TGBR Historical		Transaction Accounting Adjustments		EPM Pro Forma Combined
Revenues
Crude oil	$28,578,879	$472,187	(a)	$—		$29,051,066
Natural gas liquids	1,018,349	6,869,643	(a)	—		7,887,992
Natural gas	2,068	11,820,183	(a)	—		11,822,251
Total revenues	29,599,296	19,162,013		—		48,761,309
Operating costs
Lease operating costs	13,505,502	23,841,498	(a)	—		37,347,000
Depreciation, depletion, and amortization	5,761,498	—		9,827,520	(b)	15,589,018
Net loss on derivative contracts	1,383,204	—		—		1,383,204
General and administrative expenses	5,259,659	—		125,000	(f)	5,384,659
Total operating costs	25,909,863	23,841,498		9,952,520		59,703,881
Income (loss) from operations	3,689,433	(4,679,485)		(9,952,520)		(10,942,572)
Other
Interest and other income	177,418	—		—		177,418
Interest expense	(110,775)	—		(128,000)	(c)	(238,775)
Income (loss) before income taxes	3,756,076	(4,679,485)		(10,080,520)		(11,003,929)
Income tax provision (benefit)	(2,180,996)	—		(3,929,819)	(d)	(6,110,815)
Net income (loss) attributable to common stockholders	$5,937,072	$(4,679,485)		$(6,150,701)		$(4,893,114)
Earnings (loss) per common share
Basic	$0.18					$(0.15)
Diluted	$0.18					$(0.15)
Weighted average number of common shares outstanding
Basic	33,031,149					33,031,149
Diluted	33,033,091					33,031,149

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Pro Forma Presentation

The historical financial information is derived from the historical, consolidated financial statements of the Company, and the historical statements of revenues and direct operating expenses for the Barnett Properties (which are based on information provided by TGBR). The unaudited pro forma condensed combined statements of operations were prepared assuming the Acquisition and related financing transactions occurred on July 1, 2019. The unaudited pro forma condensed combined balance sheet at March 31, 2021 was prepared based on the Company’s historical consolidated balance sheet at March 31, 2021, and was prepared as if the Acquisition and related financing had occurred on March 31, 2021.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Acquisition and related financing transactions. These unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s results of operations would have been had the Acquisition occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

(2) Pro Forma Adjustments

Balance Sheet. The unaudited pro forma condensed combined balance sheet at March 31, 2021 reflects the following adjustments:

(a)Adjustments reflect the consideration paid and assumed asset retirement obligations. The Acquisition was funded primarily with cash on hand, plus a draw of $4.0 million on the Company’s existing bank facility. A deposit of approximately $2.3 million was paid to the Seller in March 2021 that was classified as an Other asset on the Company's balance sheet as of March 31, 2021.

The Acquisition qualifies as an asset acquisition, and in accordance with the Financial Accounting Standards Board’s authoritative guidance on asset acquisitions, the Company allocated the cost of the acquisition to the assets acquired and liabilities assumed based on a relative fair value basis of the assets acquired and liabilities assumed, with no recognition of goodwill or bargain purchase gain recorded. Incremental legal and professional fees related directly to the Acquisition were capitalized as part of the Acquisition cost. The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). Fair value measurements also utilize market assumptions of market participants.

The Company used a discounted cash flow model to calculate the relative fair value of oil and natural gas properties and asset retirement obligations (“ARO”). The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs to the valuation of oil and natural gas properties include estimates of i) quantities of oil and natural gas reserves, ii) future commodity prices, iii) future operating and development costs, iv) projections of future timing and rates of production, v) expected recovery rates and vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates.

Estimating the future ARO requires management to make estimates and judgments regarding timing and existence of a liability, as well as what constitutes adequate restoration. Inherent in the fair value calculation are numerous assumptions and judgments including the ultimate costs, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments.

The Company estimates the fair value of the Acquisition to be approximately $18.2 million, which the Company considers to be representative of the price paid by a typical market participant. The acquisition costs were approximately $0.1 million and were capitalized to oil and natural gas properties as part of the Acquisition cost. The Acquisition is not considered a taxable transaction; therefore, no deferred tax amounts were recognized at the acquisition date as the tax basis of the assets acquired and liabilities assumed were the same as book basis.

The following table summarizes the consideration paid for the Acquisition and the relative fair value of the assets acquired and liabilities assumed as of May 7, 2021. The cost allocation is preliminary and subject to adjustments, as the final closing will be complete during the second fiscal quarter of 2022.

Cost allocation:
Cash consideration given to TGBR	$18,175,503
Cash paid for legal and professional fees	121,510
$18,297,013
Relative fair value of assets acquired and liabilities assumed:
Proved developed properties	$21,103,344
Asset retirement obligations	(2,806,331)
$18,297,013

Statements of Operations. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and the year ended June 30, 2020 reflect the following adjustments:

(a)Historical revenues and direct operating expenses of the oil and natural gas properties acquired in the Acquisition.

(b)Depreciation, depletion and amortization (“DD&A”) and accretion expense related to the Barnett Properties. DD&A was calculated using the unit-of-production method under the full cost method of accounting, and adjusts DD&A for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Barnett Properties and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the Acquisition. The pro forma average DD&A rate is $5.35 per BOE and $6.00 per BOE for the nine months ended March 31, 2021 and the year ended June 30, 2020, respectively. This adjustment also includes the accretion expense on ARO of $0.1 million and $0.2 million attributable to the Barnett Properties for the nine months ended March 31, 2021 and the year ended June 30, 2020, respectively.

(c)Interest expense associated with the borrowings under the Company’s Senior secured credit facility for the periods presented.

(d)Income tax expense for both the nine months ended March 31, 2021 and the year ended June 30, 2020 was recorded at 26.6% of pre-tax net income, respectively. The effective tax rate applied to the pro forma adjustments for the periods presented was consistent with the statutory tax rate applicable to the U.S. and the blended state rate for the states in which the Company conducts business.

(e)Adjustments to the proved property impairment expense related to the Barnett Properties. The ceiling impairment test was calculated under the full cost method of accounting and adjusts the proved property impairment for the nine months ended March 31, 2021.

(f)Estimated incremental general and administrative expenses associated with the Acquisition.

(3) Supplemental Oil and Gas Reserve Information

Estimated Quantities of Proved Oil and Natural Gas Reserves

The tables below summarize the Company’s estimated net proved reserves at June 30, 2020 based on reports prepared by Netherland, Sewell & Associates, Inc., the Company’s independent reserve engineers. In preparing its reports, Netherland, Sewell & Associates, Inc. evaluated 100% of the reserves and discounted values at June 30, 2020 in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to companies involved in oil and natural gas producing activities.

In addition, the following tables also set forth information as of June 30, 2020 about the estimated net proved reserves attributable to the Barnett Properties, and the pro forma estimated net proved reserves as if the Acquisition had occurred on July 1, 2019. The acquired reserve estimates at June 30, 2020 presented in the table below were prepared by the Company’s reserve engineers, in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures. The actual reserve estimates were prepared using SEC pricing, calculated as the unweighted arithmetic average first-day-of-the-month prices for the prior twelve months, which was $47.37/Bbl for oil and $2.07/MMBtu for natural gas for the year ended June 30, 2020. The prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

	Natural Gas (Mcf)
	EPM Historical	Acquired Reserves	EPM Pro Forma Combined
Net proved reserves
July 1, 2019	—	55,203,104	55,203,104
Revisions	—	(28,626,690)	(28,626,690)
Extensions	—	—	—
Divestiture of Reserves	—	—	—
Acquisition of Reserves	—	—	—
Production	—	(6,865,114)	(6,865,114)
June 30, 2020	—	19,711,300	19,711,300

June 30, 2020 Proved developed reserves:	—	19,711,300	19,711,300
June 30, 2020 Proved undeveloped reserves:	—	—	—

	Natural Gas Liquids (Bbl)
	EPM Historical	Acquired Reserves	EPM Pro Forma Combined
Net proved reserves
July 1, 2019	1,364,761	4,258,649	5,623,410
Revisions	734,169	(1,709,692)	(975,523)
Extensions	—	—	—
Divestiture of Reserves	—	—	—
Acquisition of Reserves	—	—	—
Production	(106,340)	(511,751)	(618,091)
June 30, 2020	1,992,590	2,037,206	4,029,796

June 30, 2020 Proved developed reserves:	1,777,236	2,037,206	3,814,442
June 30, 2020 Proved undeveloped reserves:	215,354	—	215,354

	Oil (Bbl)
	EPM Historical	Acquired Reserves	EPM Pro Forma Combined
Net proved reserves
July 1, 2019	7,615,731	87,284	7,703,015
Revisions	(2,177,787)	(36,814)	(2,214,601)
Extensions	—	—	—
Acquisition of Reserves	3,426,756	—	3,426,756
Divestiture of Reserves	—	—	—
Production	(638,464)	(12,488)	(650,952)
June 30, 2020	8,226,236	37,982	8,264,218

June 30, 2020 Proved developed reserves:	6,577,731	37,982	6,615,713
June 30, 2020 Proved undeveloped reserves:	1,648,505	—	1,648,505
________________

Changes in commodity prices may significantly impact the Company’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of the Company’s reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to the Company’s development plan adopted in response to lower prices or otherwise.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of the Company and of the Barnett Properties acquired in the Acquisition on a pro forma combined basis as of June 30, 2020. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those estimated oil and natural gas reserves attributable to the Barnett Properties acquired.

	June 30, 2020
	EPM Historical	Acquired Reserves	EPM Pro Forma Combined
Future cash inflows	$399,358,481	$63,241,664	$462,600,145
Future production costs	(240,399,715)	(55,597,122)	(295,996,837)
Future development costs	(24,623,426)	(5,580,486)	(30,203,912)
Future outflows for income tax	(21,982,469)	(332,019)	(22,314,488)
Future net cash flows	112,352,871	1,732,037	114,084,908
10% annual discount for estimated timing of cash flows	(49,862,035)	(30,966)	(49,893,001)
Standardized measure of discounted future net cash flows	$62,490,836	$1,701,071	$64,191,907

Pro forma income tax expense reflects expense on the combined future net cash flows based on the Company’s estimated effective tax rate, after giving effect to the pro forma transactions. The Company’s effective tax rate differs from the 21% federal statutory rate primarily as a result of the effect of the statutory rates for the states in which the Company conducts business.

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Company and of the Barnett Properties acquired in the Acquisition on a pro forma combined basis as of June 30, 2020:

	EPM Historical	Acquired Reserves	EPM Pro Forma Combined
July 1, 2019 proved reserves	126,732,042	30,179,210	156,911,252
Net changes in prices and production costs	(83,857,342)	(21,055,497)	(104,912,839)
Net changes in future development costs	(4,099,792)	—	(4,099,792)
Sales of oil and natural gas, net of production costs	(16,093,794)	4,679,484	(11,414,310)
Extensions	—	—	—
Purchases of reserves in place	10,364,875	—	10,364,875
Sales of reserves in place	—	—	—
Revisions of previous quantity estimates	(6,746,316)	(14,986,073)	(21,732,389)
Previously estimated development costs incurred	1,431,444	—	1,431,444
Net change in taxes	17,078,591	557,145	17,635,736
Accretion of discount	16,266,663	3,095,498	19,362,161
Changes in timing and other	1,414,465	(768,696)	645,769
June 30, 2020 proved reserves	62,490,836	1,701,071	64,191,907